UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2013

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 3, 2013, HomeAway, Inc. (the “Company”) and HomeAway Australia Holdings Pty Ltd (“HomeAway Australia”), a wholly-owned subsidiary of the Company, entered into a Share Sale Agreement (“Sale Agreement”) with Fairfax Media Limited (“Fairfax Media”) and Fairfax Digital Pty Limited (“Fairfax Digital”), a division of Fairfax Media, pursuant to which HomeAway Australia purchased all of the shares of Stayz Pty Limited (“Stayz”) on December 5, 2013 from Fairfax Digital for a purchase price of approximately $198 million in cash. As a result of the transactions under the Sale Agreement, Stayz became a wholly-owned subsidiary of HomeAway Australia on December 5, 2013.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Sale Agreement has been included to provide investors and security holders with information regarding its terms. It contains representations and warranties of Fairfax Digital and HomeAway Australia made to and solely for the benefit of the other parties. These representations and warranties are qualified by information in confidential schedules and exhibits that the parties have exchanged in connection with the signing and closing of the Sale Agreement. Furthermore, certain warranties in the Sale Agreement were used for the purpose of allocating risk, rather than establishing matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. In addition, investors and security holders should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Sale Agreement and are modified in part by the underlying confidential schedules and exhibits. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sale Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 5, 2013, the Company consummated the purchase of all of the shares of Stayz pursuant to the Sale Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 4, 2013, the Company issued a press release in which it announced the acquisition of all of the shares of Stayz pursuant to the Sale Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Neither the information in Section 7.01 of this Current Report on Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements for Businesses Acquired.

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1*	Share Sale Agreement dated as of December 4, 2013 by and among HomeAway, Inc., HomeAway Australia Holdings Pty Ltd, Fairfax Media Limited and Fairfax Digital Pty Limited

99.1**	Press release dated December 4, 2013 announcing the transaction under the Share Sale Agreement by and among HomeAway, Inc., HomeAway Australia Holdings Pty Ltd, Fairfax Media Limited and Fairfax Digital Pty Limited

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies supplementally of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: December 9, 2013	By:	/s/ Lynn Atchison
Lynn Atchison Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Share Sale Agreement dated as of December 4, 2013 by and among HomeAway, Inc., HomeAway Australia Holdings Pty Ltd, Fairfax Media Limited and Fairfax Digital Pty Limited

99.1**	Press release dated December 4, 2013 announcing the transaction under the Share Sale Agreement by and among HomeAway, Inc., HomeAway Australia Holdings Pty Ltd, Fairfax Media Limited and Fairfax Digital Pty Limited

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies supplementally of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.
**	Furnished herewith.